Exhibit 5

AMENDED AND RESTATED VOTING AGREEMENT

This AMENDED AND RESTATED VOTING AGREEMENT, dated as of February 2, 2015 (“Agreement”), is by and among the individuals and entities set forth on Schedule A hereto (the “Stockholders”).

WHEREAS, FC-GEN Operations Investment, LLC, a Delaware limited liability company (“FC-GEN”) and Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), entered into a Purchase and Contribution Agreement, dated as of the date August 18, 2015 (as amended by Amendment No. 1 thereto, dated as of January 5, 2015, the “Purchase Agreement”), pursuant to which, among other things, at the Closing (as defined in the Purchase Agreement) and through a series of transactions, (i) the Company issued to each Stockholder the number of shares of Class A Common Stock of the Company, par value $0.001 per share (“Class A Shares”), and shares of Class C Common Stock of the Company, par value $0.001 per share (“Class C Shares”), as the case may be, as determined pursuant to the Purchase Agreement and the Distribution Subsidiary Merger Agreement (as defined in the Purchase Agreement) and (ii) the Stockholders’ membership interests in FC-GEN were either be cancelled or reclassified as Class A units (the “FC-GEN Class A Units”), and for each FC-GEN Class A Unit owned by any such Stockholder, such Stockholder was issued a Class C Share; the number of Class A Shares and Class C Shares owned or beneficially held by each Stockholder set forth on Schedule A hereto;

WHEREAS, pursuant to the terms of the limited liability company agreement of FC-GEN, as amended and restated as of the Closing, the Stockholders may exchange (an “Exchange”) each FC-GEN Class A Unit for a Class A Share, subject to adjustment;

WHEREAS, the Stockholders in the aggregate own or hold the power to direct the vote Class A Shares and Class C Shares representing more than fifty percent (50%) of the outstanding voting power of the Company;

WHEREAS, the number of Class A Shares and Class C Shares owned by each Stockholder or of which each Stockholder holds the power to direct the vote may change from time to time, which changes must be reported by each Stockholder in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the number of Class A Shares and Class C Shares of which each Stockholder is the owner or otherwise holds the power to direct the vote at any particular future point in time being referred to herein as the “Shares”;

WHEREAS, the Stockholders desire to form a group pursuant to which all of their Shares will be voted together as set forth in this Agreement;

WHEREAS, the parties intend for the transactions contemplated by this Agreement to be effective as of the Closing; and

WHEREAS the parties entered into that certain Voting Agreement, dated as of August 18, 2014 (the “Original Agreement”), and now wish to amend and restate the Original Agreement as provided herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

Section 1. Agreement to Vote.

(a) The Stockholders shall vote all of their Shares as determined by the Stockholders holding (i) with regard to the election of directors of the Company, a majority of the Shares held by the Stockholders, and (ii) with regard to all other matters, at least seventy-five percent (75%) of the Shares held by the Stockholders.

(b) If, (i) with regard to any nominee for election as a director, Stockholders holding at least a majority of the Shares held by the Stockholders cannot agree, the Stockholders shall abstain or vote all of their Shares against such nominee, and (ii) with regard to all matters other than the election of directors, Stockholders holding at least seventy-five percent (75%) of the Shares held by the Stockholders cannot agree, the Stockholders shall abstain or vote all of their Shares against such matter.

Section 2. Controlled Company.

The Stockholders agree and acknowledge that:

(a) by virtue of this Agreement, from and after the Closing, they are acting as a “group” within the meaning of Section 13(d)(3) of the Exchange Act (the “Group”) for the purpose of causing the Company to qualify as a “controlled company” under Section 303A of the NYSE Listed Company Manual; and

(b) by virtue of the combined voting power of the Stockholders of more than fifty percent (50%) of the total voting power of the Company outstanding as of the Closing, the Company will qualify as of the Closing as a “controlled company” within the meaning of Section 303A of the NYSE Listed Company Manual.

Section 3. Representations and Warranties of the Stockholders.

Each Stockholder represents, warrants and covenants to the other parties hereto as follows:

(a) Such Stockholder, if not an individual, (i) is duly organized, validly existing and in good standing under the laws of the state of its organization and (ii) has duly authorized the execution, delivery and performance of this Agreement;

(b)(i) Such Stockholder has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith, (ii) such Stockholder has duly executed and delivered this Agreement and (iii) this Agreement constitutes the valid, legal, binding obligation of such Stockholder; and

(c) Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by such Stockholder, (i) will conflict with or result in a breach of any of the terms, conditions or

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provisions of such party’s organizational documents, if any, (ii) conflict with or result in a breach of any agreement or instrument to which such Stockholder is now a party or by which he, she or it (or any of his, her or its properties) is bound or (iii) result in the violation of any law, rule, regulation, order, judgment or decree to which such party (or any of his, her or its properties) is bound.

(d) Such Stockholder will be, as of the Closing, the owner of record of or otherwise hold the power to direct the vote of the number of Shares set forth on Schedule A opposite the name of such Stockholder, and that such Stockholder will have, as of the Closing, full power and authority to vote the Shares set forth opposite his, her or its name.

Section 4. Covenants of the Stockholders.

(a) Each Stockholder hereby covenants that, prior to effectuating any Exchange or any sale of Shares, such Stockholder will provide five (5) business days’ written notice to the Company and each of the other Stockholders. In the event of any Exchange or any sale of Shares, each Stockholder authorizes Steven E. Fishman to update Schedule A accordingly.

(b) As required by applicable law, each Stockholder agrees, with the other Stockholder, to file a joint Schedule 13D and any required amendments thereto with the Securities and Exchange Commission promptly following execution of this Agreement, promptly upon termination of this Agreement as to any or all parties hereto and at such other times as may be required by applicable law, and agrees that any such amendments shall be filed on behalf of such party without the necessity of any further agreement. Each Stockholder acknowledges that such party shall be responsible for the timely filing of such amendments and the completeness and accuracy of the information concerning such Stockholder contained therein, but shall not be responsible for the completeness and accuracy of the information concerning other Stockholders, except to the extent that such Stockholder knows or has reason to believe that such information is inaccurate.

Section 5. Termination.

(a) This Agreement shall automatically terminate and be of no further force or effect at such time as the number of Shares remaining subject to this Agreement represent, for a period of five (5) consecutive business days, less than fifty percent (50%) of the outstanding voting power of the Company.

(b) This Agreement shall terminate as to any Stockholder at such time as such Stockholder ceases to own or otherwise hold the power to direct the vote of any Shares.

(c) Upon termination of this Agreement, none of the Stockholders shall have any further obligation or liability hereunder, except as required under Section 4(b) hereof. This provision shall survive termination of this Agreement.

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Section 6. Miscellaneous.

(a) Further Assurances. Each Stockholder shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, none of the Stockholders shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such agreement or arrangement would conflict with this Agreement.

(b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), by e-mail of a .pdf attachment (for which a confirmation email is obtained), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	If to a Stockholder, at such Stockholder’s address as set forth on Schedule A.

(ii)	If to the Company, to:

101 East State Street

Kennett Square, PA 19348

Facsimile No.: (610) 925-4100

Attention: Law Department – lawdepartment@genesishcc.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, NW

Washington, DC 20005

Facsimile No.: (202) 661-8299

Attention: Jeremy London

                  Neil Rock

                  Richard Oliver

(c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except by an instrument in writing signed by each Stockholder.

(d) Successors and Assigns; Acquisitions and Transfers. The provisions of this Agreement shall survive the death, incapacity or dissolution of each Stockholder and any obligation of such Stockholder shall be binding upon the heirs, personal representatives, successors and permitted assigns of such Stockholder.

(e) Entire Agreement. This Agreement embodies the entire agreement and understanding among the Stockholders relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

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(f) Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

(g) No Waiver. The failure of any Stockholder to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Stockholder with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(h) No Third Party Beneficiaries. This Agreement is for the sole benefit of, shall be binding upon, and may be enforced solely by the Stockholders, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the Stockholders.

(j) Governing Law. This Agreement and all disputes arising out of or relating to this Agreement, its subject matter, the performance by the parties of their respective obligations hereunder or the claimed breach hereof, whether in tort, contract or otherwise, shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of laws.

(k) Termination with Respect to Certain Parties. The parties hereby agree that, as of the date hereof, each of Gazelle GEN, LLC, Mid Atlantic Healthcare Investors, LLC and MCP Genesis, LLC is no longer a party to this Agreement.

[Signature Pages Immediately Follow]

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[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

GAZELLE GEN, LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

MID ATLANTIC HEALTHCARE INVESTORS, LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

OPCO ROK, LLC

By:	/s/ Sam Rieder
Name:	Sam Rieder
Title:	Director

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

MCP GENESIS, LLC

By:	/s/ Robert Hartman
Name:	Robert Hartman
Title:	Manager

MIDWAY GEN CAPITAL, LLC

By:	/s/ Robert Hartman
Name:	Robert Hartman
Title:	Manager

ROBERT AND DEBRA F. HARTMAN FAMILY TRUST

By:	/s/ Debra F. Hartman
Name:	Debra F. Hartman
Title:	Trustee

/s/ Robert Hartman
ROBERT HARTMAN

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SENIOR CARE GENESIS, LLC

By:	/s/ David Reis
Name:	David Reis
Title:	Managing member of Senior Care Development LLC, the manager of Senior Care Genesis, LLC

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

HCCF MANAGEMENT GROUP XI, LLC

By:	/s/ Arnold Whitman
Name:	Arnold Whitman
Title:	Sole Member

HCCF MANAGEMENT GROUP, INC.

By:	/s/ Arnold Whitman
Name:	Arnold Whitman
Title:	President

/s/ Arnold M. Whitman
ARNOLD M. WHITMAN

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

FC PROFIT SHARING, LLC

By:	/s/ Steven E. Fishman
Name:	Steven E. Fishman
Title:	Manager

ZAC PROPERTIES XI, LLC

By:	/s/ Steven E. Fishman
Name:	Steven E. Fishman
Title:	Manager

/s/ Steven E. Fishman
STEVEN E. FISHMAN

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

BIRET OPERATING LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

GRANDVIEW INVESTORS LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

MAX MOXI LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

GRFC GAZELLE LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

GAZELLE RIVERSIDE LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

GAZELLE LIGHT LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

GAZELLE HERNE HILL LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

L GEN ASSOCIATES

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

GAZELLE SING LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

GAZELLE COSTA BRAZIL LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

DREYK LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

GHC CLASS B LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SING INVESTMENTS LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

LARTS INVESTMENTS LLC

By:	/s/ Isaac Neuberger
Name:	Isaac Neuberger
Title:	Manager

[Signature Pages to Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

/s/ George V. Hager, Jr.
GEORGE V. HAGER, JR.